UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 27, 2003

(Date of the earliest event reported)

DSI Toys, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-22545	74-1673513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

10110 W. Sam Houston Parkway, S., Suite 150 Houston, Texas 77099
(Address of Principal Executive Offices and Zip Code)

(713) 365-9900
(Registrants telephone number, including area code)

ITEM 5.  Other Events and Required FD Disclosure

On March 27, 2003, DSI Toys, Inc. (the “Company”) announced the signing of a definitive agreement for the merger of DSI Acquisition, Inc., a Texas corporation controlled by E. Thomas Martin, the Company’s Chairman, with and into the Company.

Under the terms of the merger, DSI Acquisition, Inc. will pay $0.47 per share for all of the outstanding shares of common stock of the Company, other than (i) treasury shares, and (ii) those shares owned by certain existing shareholders of the Company who shall remain as shareholders of the Company pursuant to the terms of the merger agreement.  Following the merger, the Company will no longer be publicly traded and will continue operations as a privately-held corporation.

The merger and the merger agreement have been approved by a special independent committee and the full Board of Directors of the Company, and is subject to the approval of the Company’s shareholders and other closing conditions.

A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits.

99.1         Press release dated March 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, this 28th day of March 2003.

Dated: March 28, 2003	DSI TOYS, INC.

	By:	/s/ Robert L. Weisgarber
Robert L. Weisgarber
CHIEF FINANCIAL OFFICER

	By:	/s/ Joseph S. Whitaker
Joseph S. Whitaker
CHIEF EXECUTIVE OFFICER

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated March 27, 2003.